UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 29, 2010
AMERICAN AXLE & MANUFACTURING HOLDINGS, INC
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-14303	36-3161171

(Commission File Number)	(IRS Employer Identification No.)

One Dauch Drive, Detroit, Michigan	48211-1198

(Address of Principal Executive Offices)	(Zip Code)
(313) 758-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT
Item 5.07. Submission of Matters to a Vote of Security Holders
On April 29, 2010, American Axle & Manufacturing Holdings, Inc., (the “Company” or “AAM”) held its annual meeting of stockholders. A total of 58,999,488 of the Company’s shares were present or represented by proxy at the meeting. AAM’s stockholders took the following actions:

Proposal 1:	Election of Directors
The following three directors were nominated to serve for three-year terms expiring at the annual meeting of stockholders in 2013. Results of the election are as follows:

	Number of Votes
Name	For	Withheld	Broker Non Votes
Salvatore J. Bonanno, Sr.	36,732,479	15,284,809	6,982,200
Elizabeth A. Chappell	36,873,036	15,144,252	6,982,200
Dr. Henry T. Yang	36,989,089	15,028,199	6,982,200

Proposal 2:	Ratification of Appointment of Deloitte & Touche LLP as AAM’s independent registered public accounting firm for the year ending December 31, 2010
The Audit Committee has appointed Deloitte & Touche LLP to act as our independent registered public accounting firm to examine the Company’s consolidated financial statements for the year ending December 31, 2010. This appointment will continue at the discretion of the Audit Committee. Although ratification of the appointment is not required by AAM’s bylaws or otherwise, this proposal was submitted for stockholder vote as a matter of good governance. Results of the voting are as follows:

Number of Votes

For	58,509,231
Against	423,679
Abstain	66,578
Broker Non Votes	0

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
Date: May 4, 2010	By:	/s/ Patrick S. Lancaster
Patrick S.Lancaster
Executive Vice President, Chief Administrative Officer & Secretary